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                                                                   EXHIBIT 4.01

                             2000 STOCK OPTION PLAN
                         OF UNITED HERITAGE CORPORATION

         This 2000 Stock Option Plan (the "Plan") of UNITED HERITAGE CORPORATION, a Utah corporation (the "Company"), under which stock options (the "Options") may be granted to the directors, officers, consultants, advisors and employees of the Company and its subsidiaries to purchase shares of the Company's $0.001 par value common stock (the "Common Stock").

         Section 1. PURPOSE. The purpose of the Plan is to permit directors, officers, consultants, advisors and employees of the Company or its subsidiaries (now existing or hereafter acquired) to acquire a proprietary interest in the Company, thereby providing them with an additional incentive for further promoting the success of the Company's business operations, to encourage them to remain as directors, officers, consultants, advisors, or employees of the Company or its subsidiaries and to assist the Company and its subsidiaries in attracting and retaining key personnel through the grant of Options under the Plan. For purposes of this Plan, the terms "employment" or "employ" shall also include serving as a director, officer, consultant or advisor to the Company or its subsidiaries, and the term "employee" shall include any of such persons.

         Section 2. ADMINISTRATION OF PLAN. The Plan will be administered by a committee (the "Stock Option Committee") consisting of two members to be appointed by the Company's Board of Directors. Each member of the Stock Option Committee must be an active Director of the Company. Any member of the Stock Option Committee may at any time be removed by the Company's Board of Directors with or without cause. Upon the removal, resignation or inability to serve of any member of the Stock Option Committee, a successor (who must be an active Director of the Company) shall be selected by the Company's Board of Directors. At its initial meeting, the members of the Stock Option Committee shall select one from among them to act as chairman of the Stock Option Committee. A quorum of the Stock Option Committee will consist of at least two members of the Committee, and no action may be taken by the Stock Option Committee unless a quorum is present and concurs in that action. The Stock Option Committee shall meet at such times and places as it may determine to consider the granting of Options under the Plan. Subject to the provisions of the Plan, the Stock Option Committee will have authority in its discretion: (a) to construe and interpret the Plan and all Options granted hereunder and to determine the terms and provisions (and amendments thereof) of the Options granted under the Plan (which need not be identical); (b) to define the terms used in the Plan and in the Options granted hereunder; (c) to prescribe, amend and rescind rules and regulations relating to the Plan; (d) to recommend the individuals to whom and the time or times at which Options will be granted, the number of shares to be subject to each Option and the Option exercise price, and to grant such options; and (e) to make all other determinations necessary or advisable for the administration of the Plan. All determinations and interpretations made by the Stock Option Committee will be binding and conclusive on all persons to whom Options are granted and on their legal representatives and beneficiaries.

         Section 3. SHARES SUBJECT TO PLAN. Subject to adjustment as provided in Section 8 hereof, the shares to be offered under the Plan will be in whole or in part, as the Board of

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Directors of the Company may from time to time determine, authorized but unissued shares of the Company's Common Stock or issued shares of the Company's Common Stock which have been reacquired by the Company. The aggregate number of shares of Common Stock to be delivered upon exercise of all Options granted under the Plan may not exceed 5,000,000 shares of Common Stock. If any Option granted under the Plan expires or terminates for any reason without having been exercised in full, the unpurchased shares of Common Stock subject thereto will (unless the Plan has been terminated) again be available for other Options to be granted under the Plan.

         Section 4. SELECTION OF OPTIONEES. Options may be granted under the Plan to present and future directors, officers, consultants, and/or employees of the Company and/or its subsidiaries (whether now existing or hereafter acquired), all such persons being hereafter referred to as "Optionees." In determining the persons to whom Options will be granted and the number of shares of Common Stock to be covered by each Option, the Stock Option Committee shall take into account the nature of the services rendered by such persons, their present and potential contributions to the success of the Company and such other factors as the Stock Option Committee in its discretion may deem relevant. An Optionee who has been granted an Option under the Plan may be granted an additional Option or Options under the Plan if the Stock Option Committee so determines.

         Section 5. OPTION PRICE. Options granted under the Plan will be subject to such exercise price as may be determined by the Stock Option Committee except that in no event shall the exercise price be less than the par value of the Common Stock (the "Option Price").

         Section 6. TERM OF OPTIONS. The date of the granting of each Option will be deemed to be the date such Option is granted by the Stock Option Committee. As of such date the Optionee and the Company shall execute a Stock Option Agreement in the form attached hereto as Annex 1, on such other agreements as may be approved by the Stock Options Committee. The Stock Options Committee shall have the power to approve such other agreements with additional provisions relating to employment, consulting services or other topics. Every Option granted pursuant to the Plan must be exercised within the number of years after the date of granting of such Option as determined by the Stock Option Committee and allowed in the Stock Option Agreement, in the amounts and time periods allowed in the Stock Option Agreement, which may provide that a period of time must elapse after the date of grant before such Options are exercisable; PROVIDED, HOWEVER, that the Option may not be exercised as to less than 100 shares at any one time (or the remaining shares then purchasable under the Option, if less than 100 shares). The Stock Option Agreement may contain such other provisions, including vesting requirements, as the Stock Option Committee may, from time to time, deem advisable.

         Section 7.  METHOD OF EXERCISING OPTIONS.

 (a) Provided all of the provisions of the Plan have been fully complied with, each Option may be exercised by forwarding to the Company's business office in Cleburne, Texas, by certified letter or hand delivery, a written instrument stating that the option is being exercised and giving the number of shares with respect to which it is being exercised. Such written instrument shall be signed by the person exercising the Option and shall be accompanied by a check for the full

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amount of the Option Price. In lieu of paying the Option Price in cash, and subject to (a) the prior written consent of the Stock Option Committee, and
(b) the ability of the Company to repurchase its Common Stock under Utah corporate law, the Optionee may tender and deliver to the Company with proper stock powers and required endorsements so many shares of the Company's issued and outstanding Common Stock previously acquired, owned and held by the Optionee, the sale of which is allowable under securities laws, and which have a fair market value equal to the Option Price. The determination of fair market value of surrendered shares of Common Stock shall be made by the Stock Option Committee in its sole discretion, which shall be binding for all purposes. In the event a person or persons other than an Optionee attempts to exercise the Option, such written statement mailed to the Company shall demonstrate compliance with Section 11 hereof and be accompanied by such proof of right to ownership as is required by the Texas Business and Commercial Code to be given to transfer agents in connection with the transfer of securities. The Company shall issue a certificate representing the shares being received upon exercise of the Option. All shares represented by any such certificate shall be fully paid and non-assessable. Subject to the limitations set forth in the Plan, each Option may be exercised at one time or on several successive occasions; PROVIDED, HOWEVER, each Option may not be exercised in an amount less than one hundred shares at any one time (unless such exercise is being made as to the entire portion of Common Stock which may be purchased pursuant to the Plan).

 (b) Anything herein to the contrary notwithstanding, upon the occurrence of an event described in Section 8(b) below which accelerates the time for exercising any Option held by an Optionee (a "Triggering Event") an Option granted under the Plan, to the extent it remains unexercised immediately preceding a Triggering Event, may be exercised, in whole or in part, as provided in Section 8(b) below.

         Section 8.  CHANGES IN CAPITAL STRUCTURE.

(a) Subject to any required action by the shareholders, the number of shares of Common Stock covered by each outstanding Option, the price per share of each such Option, and the aggregate number of shares remaining available under the Plan shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock of the Company resulting from a subdivision or consolidation of shares, the payment of a stock dividend (but only on the Common Stock), or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company, provided that no fractional shares shall be subject to any Option and each Option shall be adjusted downward to the nearest full share.

(b) Subject to Section 8(a) above, if the Company is the surviving corporation in any merger or consolidation, each outstanding Option shall continue in effect. Upon consummation, dissolution or liquidation of the Company, or a merger or consolidation in which the Company is not the surviving corporation, each outstanding Option shall immediately terminate without further action; PROVIDED, HOWEVER, that in such event each Optionee may (during the five (5) business days prior to such dissolution or liquidation, or merger or consolidation in which the Company is not the surviving corporation) exercise such Optionee's Option, subject to the terms and provisions of Section 7 hereof.

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(c) In the event of a conversion or exchange of all of the Company's Common
Stock with par value into the same or a different number of shares with a different par value or without par value, the shares resulting from any such conversion or exchange shall be deemed to be Common Stock within the meaning of the Plan, with such adjustments in the Option Price as the Stock Option Committee shall deem appropriate.

(d) To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Stock Option Committee whose determination in that respect shall be final, binding and conclusive. Notwithstanding any of the foregoing adjustments, no adjustment may be made in the minimum number of shares which may be purchased at any one time as provided in Section 7(a) above.

(e) Except as hereinbefore expressly provided in this Section 8, an Optionee will have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any stock or other dividend or any other increase or decrease in the number of shares of stock of any class resulting from a dissolution, liquidation, merger, consolidation or other reorganization with another corporation. Except as provided in Sections 8(a) and (c) above, any issue by the Company of shares of stock of any class or securities convertible into shares of stock of any class shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to the Option.

(f) The grant of an Option pursuant to the Plan will not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes in its capital or business structure; nor affect in any way the right or power of the Company to merge, consolidate, dissolve, liquidate, sell or otherwise transfer all or any part of its business or assets.

         Section 9.  TERMS AND CONDITIONS RELATING TO EMPLOYMENT.

(a) A primary reason for the Company's granting the Options under the Plan is to encourage each Optionee to remain directors, officers, consultants, advisors or employees of the Company or its subsidiaries. Accordingly, if such status as director, officer, consultant, advisor or employee is terminated for any reason other than upon the completion of a contract with a specified term or with and upon the written consent of the Company, which consent may be granted or withheld solely in the discretion of the Company, then such Optionee's Option granted hereunder and then held by such Optionee (to the extent of the unexercised portion thereof) shall expire on the same date as such termination occurred (or 90 days prior thereto if an Optionee attempts to exercise such Optionee's Option in anticipation of such termination). The failure of the Company to declare promptly that an Option has expired after the occurrence of any such event will not constitute a waiver of such right, and the Company may at any time thereafter declare such Option to have expired regardless of its actions during the interim period. Under no circumstances may an Optionee's Option be in any way affected by any change of the Optionee's activities, title or position within the group consisting of the Company and its subsidiaries. An Optionee who terminates his employment with the Company qualifying him for Options hereunder with the written consent of the Company may exercise his Option within three (3) months following the date of such termination.

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(b) The Stock Option Committee may, in its discretion, include in any Option granted under the Plan a condition that the Optionee shall agree to remain in the employ of the Company or any of its subsidiaries for a period of time (specified in the Stock Option Agreement) following the date the Option is granted. No such agreement shall impose upon the Company or any of its subsidiaries any obligation to employ the Optionee for any period of time, unless otherwise expressly stated therein.

         Section 10. DEATH OF OPTIONEE. If an Optionee dies while in the employ of the Company or one of its subsidiaries, then, notwithstanding anything herein to the contrary, the unexercised portion (to the extent then unexercised) of such Optionee's Option may be exercised in full at any time (to the extent that the Optionee shall have been entitled to do so at the date of his death) within one (1) year after the date of such Optionee's death, but only if exercised by an heir, devisee or personal representative of the deceased Optionee's estate who acquired the Option directly from the Optionee through the latter's will or pursuant to the applicable laws of descent and distribution.

         Section 11. NONTRANSFERABILITY. No Option may be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, or Title I of the Employee Retirement Income Security Act, or the rules thereunder. Each Option is exercisable, during the lifetime of an Optionee, only by the Optionee. Any attempted assignment, transfer, pledge, hypothecation or other encumbrance of any Option contrary to the provisions hereof, and any execution, attachment or similar process upon any Option, will be null, void and of no effect.

         Section 12. RIGHTS AS SHAREHOLDER. No Optionee may have any rights as a shareholder with respect to any shares of the Company's Common Stock covered by these Options until the date of issuance of a stock certificate to such Optionee for such shares after exercise. Except as is otherwise provided in Section 8 above, no adjustment will be made for dividends (ordinary or extraordinary and whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued.

         Section 13. COMPANY'S OBLIGATIONS. The Company agrees to maintain at all times sufficient authorized but unissued or reacquired stock to meet the requirements of the Plan. The proceeds received by the Company from the sale of the Common Stock pursuant to these Options shall be used for general corporate purposes. The Company further agrees to pay all fees and expenses necessarily incurred by the Company in connection with these Options. Although the Company shall in no event be obligated to register any securities covered hereby pursuant to the Securities Act of 1933, as amended (the "Act"), it will use its best efforts to comply with all laws and regulations which, in the opinion of the Company's counsel, are applicable thereto. The inability of the Company to obtain from any regulatory body having jurisdiction the authority deemed necessary by counsel for the Company for the lawful issuance and sale of Common Stock hereunder shall relieve the Company of any liability in respect of the failure to issue or sell Common Stock as to which the requisite authority has not been obtained.

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         Section 14.  REQUIREMENTS OF LAW.

(a) The Company shall not be required to sell or issue any shares of Common Stock subject to the Options if the issuance of such shares shall constitute a violation of any provision of any law or regulation of any governmental authority. Specifically, in connection with the Act, upon exercise of an Option, unless a registration statement under the Act is in effect with respect to the shares of Common Stock covered by the Option, the Company shall not be required to issue such shares of Common Stock unless the Company has received an opinion of counsel that registration of such shares is not required. Any reasonable determination in this connection by the Company shall be final, binding and conclusive. If required by the Act, the rules adopted by the Securities and Exchange Commission, or applicable state law in the opinion of counsel for the Company, an appropriate legend shall be placed on certificates representing shares of Common Stock issued pursuant to the exercise of an Option.

(b) As a condition to the exercise of any portion of an Option, the Company may require the Optionee exercising such Option to represent and warrant at the time of such exercise that any shares of Common Stock acquired at exercise are being acquired only for investment and without any present intention to sell or distribute such shares, if, in the opinion of counsel for the Company, such a representation is required under the Act or any other applicable law, regulation or rule of any governmental agency.

         Section 15. RELIANCE ON REPORTS. Each member of the Stock Option Committee and each member of the Board of Directors shall be fully justified in relying or acting in good faith upon any report made by the independent public accountants of the Company and its subsidiaries and upon any other information furnished in connection with the Plan by any person or persons other than himself. In no event shall any person who is or shall have been a member of the Stock Option Committee or of the Board of Directors be liable for any determination made or other action taken or any omission to act in reliance upon any such report or information or for any action, including the furnishing of information, taken or failure to act, if in good faith.

         Section 16. AMENDMENT OR TERMINATION OF PLAN. The Company's Board of Directors may at any time amend the provisions of the Plan for the purpose of complying with applicable corporate, securities, or federal tax laws. Further, the Board of Directors may at any time amend, alter or discontinue the Plan, except that no amendment or alteration may be made which would impair the rights of any Optionee under any Option previously granted without such Optionee's consent.

         Section 17. MODIFICATION, EXTENSION AND RENEWAL OF OPTIONS. Subject to the terms and conditions and within the limitations of the Plan, the Stock Option Committee may modify, extend or renew outstanding Options granted under the Plan, or accept the surrender of outstanding Options (to the extent not theretofore exercised) and authorize the granting of new Options in substitution therefore (to the extent not theretofore exercised), including canceling outstanding Options and reissuing new Options at a lower Option Price in the event that the fair market value per share of Common Stock at any time prior to the date of exercise falls below the Option Price of Options granted pursuant to the Plan. Notwithstanding the foregoing, however, no modification of an Option shall, without the consent of the

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participant, alter or impair any rights or obligations under any Option theretofore granted under the Plan.

         Section 18. EFFECTIVE DATE. The Plan shall become effective as of the date of its adoption by the Board of Directors of the Company.

         The Secretary of the Company hereby certifies that the Plan was adopted by the Board of Directors effective the 14th day of July, 2000.

                                                 /s/ Harold L. Gilliam

                                                 Harold L. Gilliam, Secretary


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Annex 1

                             STOCK OPTION AGREEMENT

         This STOCK OPTION AGREEMENT ("Agreement") is made this ___ day of __________, 200___ between United Heritage Corporation, a Utah corporation (the "Company"), and ________________, hereinafter called the Optionee.

The Company desires, by affording the Optionee an opportunity to purchase shares of its $0.001 par value common stock (the "Common Stock"), as hereinafter provided, to carry out the purpose of the 2000 Stock Option Plan of United Heritage Corporation (the "Plan"), approved and adopted by its directors.

         NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:

         1. GRANT OF OPTION. The Company hereby irrevocably grants to the Optionee the right and option (the "Option") to purchase all or any part of an aggregate of ______ shares of Common Stock (such number being subject to adjustment as provided in Section 8 of the Plan) on the terms and conditions herein set forth and subject further to all of the terms and provisions of the Plan which are incorporated herein by reference for all purposes. For purposes of the Plan and this Agreement, the terms "employment" or "employ" shall also include serving as a director, officer, consultant, or advisor to the Company or its subsidiaries, and the term "employee" shall include any of such persons.

         2. PURCHASE PRICE. The purchase price of the Common Stock covered by the Option shall be $_________ per share.

         3. TERM OF OPTION. Subject to earlier termination as provided in paragraphs 5 and 6 hereof, the term of the Option, and any limitations on number of shares or time periods that it may be exercised are as follows:

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

Unless otherwise stated above, the Options may be exercised, prior to expiration or termination, at any time or from time to time, as to any part or all of the shares covered thereby; PROVIDED, HOWEVER, that the Option may not be exercised as to less than 100 shares at any one time (or the remaining shares then purchasable under the Option, if less than 100 shares). The purchase price of the shares as to which the Option shall be exercised shall be paid in full in cash, by delivery of a check or by the delivery of other shares of Common Stock of the Company, at the time of exercise and as provided by the Plan. Except as provided in paragraphs 5 and 6 hereof, the Option may not be exercised at any time unless the Optionee shall have been in the continuous employ of the Company and/or of one or more of its subsidiaries, from the date hereof to the date of the exercise of the Option. The holder of the Option shall not have any of the rights of a

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shareholder with respect to the shares covered by the Option except to the extent that one or more certificates for such shares shall be delivered to him upon the due exercise of the Option. The Option may not be exercised unless at the date of exercise a registration statement on Form S-8 under the Securities Act of 1933, as amended (the "Act"), relating to the shares covered by the Option shall be in effect, or if, in the opinion of counsel for the Company, the exercise and issuance of Common Stock would be exempt from registration requirements under the Act and under applicable securities laws. The Company is under no obligation to register the shares covered by the Option under the Act.

         4. NONTRANSFERABILITY. The Option shall not be transferable otherwise than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, or Title I of the Employee Retirement Income Security Act, or the rules thereunder, and the Option may be exercised, during the lifetime of the Optionee, only by him. More particularly (but without limiting the generality of the foregoing), the Option may not be assigned, transferred (except as provided above), pledged or hypothecated in any way, shall not be assignable by operation of law, and shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions hereof, and they levy of any execution, attachment or similar process upon the Option, shall be null and void and without effect.

         5. TERMINATION OF EMPLOYMENT. In the event the employment of the Optionee shall be terminated, other than with and upon the written consent of the Company, which consent may be granted or withheld solely in the discretion of the Company, or pursuant to completion of an agreement containing a specific term duration, then such Optionee's Option granted hereunder and then held by such Optionee (to the extent of the unexercised portion thereof) shall expire on the same date as such termination occurred (or 90 days prior thereto if an Optionee attempts to exercise such Optionee's Option in anticipation of such termination). The failure of the Company to promptly declare that an Option has expired after the occurrence of any such event will not constitute a waiver of such right, and the Company may at any time thereafter declare such Option to have expired regardless of its actions during the interim period. Nothing in this Agreement shall confer upon the Optionee any right to continue in the employ of the Company or of any of its subsidiaries or interfere in any way with the right of the Company or any such subsidiaries to terminate his employment at any time.

         6. DEATH OF OPTIONEE. If the Optionee shall die while he shall be employed by the Company or one or more of its subsidiaries, then, notwithstanding anything herein to the contrary, the Option may be exercised (to the extent that the Optionee shall have been entitled to do so at the date of his death) by a legatee or legatees of the Optionee under his last will, or by his personal representatives or distributees, at any time within one (1) year after his death.

         7. METHOD OF EXERCISING OPTION. This Option may be exercised by written notice to the Company.

         8. SUBSIDIARY. As used herein, the term "subsidiary" shall mean any present or future corporation which would be a "subsidiary corporation" of the Company, as that term is defined in Section 425 of the Internal Revenue Code of 1986.

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         9. OTHER MATTERS. The Optionee acknowledges receipt of a copy of the
Plan, a copy of which is annexed hereto, and represents that the Optionee is familiar with the terms and provisions thereof. The Optionee hereby accepts this Option subject to all of the terms and provisions of the Plan. The Optionee hereby agrees to accept as binding, conclusive and final all decisions and interpretations of the Board of Directors and, where applicable, the Stock Option Committee, upon any questions arising under the Plan or this Agreement. As a condition to the issuance of shares of Common Stock of the Company under this Agreement, the Optionee authorizes the Company to withhold in accordance with applicable law from any regular cash compensation payable to him any taxes required to be withheld by the Company under federal, state or local law as a result of his exercise of this Option

         EXECUTED in Cleburne, Texas on the day and year written above.

                                    COMPANY:

                                    UNITED HERITAGE CORPORATION


                                    By:
                                       -----------------------------------------
                                           Walter G. Mize, Chairman of the Board


OPTIONEE:


-------------------------
         (Signature)
Address:
        -----------------------

        -----------------------